Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2) ☐

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

The Bank of New York

Corporate Trust Operations

101 Barclay Street-7 East

New York, NY 10286

Tel: (212) 815-3738

(Name, address and telephone number of agent for service)

Sabine Pass LNG, L.P.

(Exact name of obligor as specified in its charter)

(See attached pages for additional obligors)

Delaware	20-0466069
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

717 Texas Avenue, Suite 3100 Houston, TX	77022
(Address of principal executive offices)	(Zip code)

7 1/4% Senior Secured Notes due 2013

Guarantees of the 7 1/4% Senior Secured Notes due 2013

7 1/2% Senior Secured Notes due 2016

Guarantees of the 7 1/2% Senior Secured Notes due 2016

(Title of the indenture securities)

1. General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	2 Rector Street New York, N.Y. 10006 and Albany, N.Y. 12203

Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, N. Y. 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3. List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.

A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to

Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

2.	None

3.	None

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

5.	None

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.	None

9.	None

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 20th day of November 20, 2006

THE BANK OF NEW YORK

By:	/s/ ROBERT A. MASSIMILLO
Name:	ROBERT A. MASSIMILLO
Title:	VICE PRESIDENT

CORPORATE TRUST

OFFICIAL SIGNING AUTHORITY

Pursuant to Article 6, Section 6.2 and Section 6.3 of the By-Laws of The Bank of New York, I hereby confirm the signing authority noted next to the following individuals:

CORPORATE GROUP

NAME	TITLE	SIGNING AUTHORITY
Robert L. Griffin	Managing Director	Section 6.2
Loretta A. Lundberg	Managing Director	Section 6.2
Douglas J. Maclnnes	Managing Director	Section 6.2

David Ayerdis	Vice President	Section 6.3 AC1JN
Geovannl Barris	Vice President	Section 6.3 AC3JN
Barbara Bevelaqua	Vice President	Section 6.3 AC3JN
Thomas J. Bogen	Vice President	Section 6.3 AC1JN
Van K. Brown	Vice President	Section 6.3 AC1JN
Stephen M. Bruce	Vice President	Section 6.3 AC3JN
Gary S. Bush	Vice President	Section 6.3 AC3JN
Cheryl Clarke	Vice President	Section 6.3 AC3JN
Betty Cocozza	Vice President	Section 6.3 AC3JN
Sharon N. Coker	Vice President	Section 6.3 AC1JN
Martin Feig	Vice President	Section 6.3 AC3JN
Jack Fruchtman	Vice President	Section 6.2
John M. Guiliano	Vice President	Section 6.3 AC1JN
Thomas Hacker	Vice President	Section 6.3 AC3JN
Stuart Kratter	Vice President	Section 6.3 AC3JN
Mary LaGumina	Vice President	Section 6.3 AC3JN
Noraida Lauro	Vice President	Section 6.3 AC1JN
Courtney F. Loncke	Vice President	Section 6.3 AC3JN
Carlos R. Luciano	Vice President	Section 6.3 AC3JN
Robert A. Massimillo	Vice President	Section 6.3 AC3JN
Glenn G. McKeever	Vice President	Section 6.3 AC3JN
Kenneth Racioppo	Vice President	Section 6.3 AC3JN
Remo J. Reale	Vice President	Section 6.3 AC3JN
Robert W. Rich	Vice President	Section 6.3 AC1JN
Ciro J. Russo	Vice President	Section 6.3 AC3JN
Ming Ryan	Vice President	Section 6.3 AC1JN
Julie D. Salovitch-Miller	Vice President	Section 6.3 AC3JN
Christine Singer	Vice President	Section 6.3 AC1JN
Jennifer J. Valenti	Vice President	Section 6.3 AC1JN
Louis P. Young	Vice President	Section 6.3 AC3JN

CORPORATE GROUP

NAME	TITLE	SIGNING AUTHORITY
Pierre Boutros	Assistant Vice President	Section 6.3 AC1JN
Chrislle DeNatale	Assistant Vice President	Section 6.3 AC3JN
Joseph S. Denno	Assistant Vice President	Section 6.3 AC3JN
Mike T. Diep	Assistant Vice President	Section 6.3 AC3JN
Franca M. Ferrera	Assistant Vice President	Section 6.3 AC2JN
Jeremy F. Finkelstein	Assistant Vice President	Section 6.3 AC1JN
Kwame J. Gordon-Martin	Assistant Vice President	Section 6.3 AC3JN
Beata Hrynlewicka	Assistant Vice President	Section 6.3 AC3JN
Michael L. Jamison	Assistant Vice President	Section 6.3 AC3JN
George R. Johnson	Assistant Vice President	Section 6.3 AC3JN
Edgar R. Lago	Assistant Vice President	Section 6.3 AC3JN
Joseph A. Lloret	Assistant Vice President	Section 6.3 AC3JN
Matthew G. Louis	Assistant Vice President	Section 6.3 AC3JN
Alexander Pabon	Assistant Vice President	Section 6.3 AC3JN
Kevin O. Pennant	Assistant Vice President	Section 6.3 AC3JN
Dimitra Petroutsas	Assistant Vice President	Section 6.3 AC3JN
Rosemary Phillips	Assistant Vice President	Section 6.3 AC3JN
Stacey Poindexter	Assistant Vice President	Section 6.3 AC3JN
Melissa J. Quan-Soon	Assistant Vice President	Section 6.3 AC3JN
Odell D. Romeo	Assistant Vice President	Section 6.3 AC3JN

Sharon Bershaw	Assistant Treasurer	Section 6.3 AC3JN
Lori Ann Ciraolo	Assistant Treasurer	Section 6.3 AC3JN
Vito Faruolo	Assistant Treasurer	Section 6.3 AC2JN
Colette R. Genlile	Assistant Treasurer	Section 6.3 AC3JN
Ilona A. Kandarova	Assistant Treasurer	Section 6.3 AC3JN
Garfield G. Matthews	Assistant Treasurer	Section 6.3 AC3JN
Darrel X. Thompson	Assistant Treasurer	Section 6.3 AC3JN
Donny K. Tong	Assistant Treasurer	Section 6.3 AC3JN
Karen Vaporean	Assistant Treasurer	Section 6.3 AC3JN
Paul Zhang	Assistant Treasurer	Section 6.3 AC3JN

STRUCTURED PRODUCTS

NAME	TITLE	SIGNING AUTHORITY
Douglas J. Magnolia	Managing Director	Section 6.2
Mauro Palladino	Managing Director	Section 6.2
Patrick J. Tadie	Managing Director	Section 6.2

Courtney Bartholomew	Vice President	Section 6.3 AC1JN
John Bobko	Vice President	Section 6.3 AC1JN
Christina H. Chang	Vice President	Section 6.3 AC3JN
Sonal Mehta	Vice President	Section 6.3 AC3JN
Glenn Mitchell	Vice President	Section 6.3 AC1JN
Diane Pickett	Vice President	Section 6.3 AC1JN
Franco Talavera	Vice President	Section 6.2
Scott Tepper	Vice President	Section 6.3 AC1JN
Thomas B. Zakrzewski	Vice President	Section 6.3 AC3JN

Catherine Cerilles	Assistant Vice President	Section 6.3 AC3JN
Suhrita (Pinky) Das	Assistant Vice President	Section 6.3 AC3J
Cirino Emanuele	Assistant Vice President	Section 6.3 AC3JN
Ira Nydick	Assistant Vice President	Section 6.3 AC3JN
Marion E. O'Connor	Assistant Vice President	Section 6.3 AC3JN
Maria Tokarz	Assistant Vice President	Section 6.3 AC3JN
Priya Varadan	Assistant Vice President	Section 6.3 AC3JN
Antonio Vayas	Assistant Vice President	Section 6.3 AC3JN

AnnMario Cassano	Assistant Treasurer	Section 6.3 AC3JN
Kelly Crosson	Assistant Treasurer	Section 6.3 AC3JN
Amanda Froede	Assistant Treasurer	Section 6.3 AC3J
Raymond V. Garafola	Assistant Treasurer	Section 6.3 AC3JN
Catherine Murray	Assistant Treasurer	Section 6.3 AC3JN
Stacey Pellicano	Assistant Treasurer	Section 6.3 AC3JN
Mu Jen Wu	Assistant Treasurer	Section 6.3 AC3JN
Mervyn Yan	Assistant Treasurer	Section 6.3 AC3JN

GLOBAL

NAME	TITLE	SIGNING AUTHORITY
Steven M. Hodgetts	Managing Director	Section 6.2
Samir Pandiri	Managing Director	Section 6.2
Elizabeth DaSilva	Managing Director	Section 6.2

Robert Bice	Vice President	Section 6.3 AC1JN
Trevor R. Blewer	Vice President	Section 6.3 AC1JN
Janie K. Choi	Vice President	Section 6.3 AC1JN
Rouba F. Farah	Vice President	Section 6.3 AC1JN
Peter A. Howard	Vice President	Section 6.3 AC2
Ritu Khanna	Vice President	Section 6.3 AC1J
Jocelyn M. Lynch	Vice President	Section 6.2
Vanessa Mack	Vice President	Section 6.3 AC3JN
Natalie Pesce	Vice President	Section 6.3 AC3JN
Paul V. Pereira	Vice President	Section 6.3 AC1JN
Kathleen G. Russell	Vice President	Section 6.3 AC1JN
Laura M. Shields	Vice President	Section 6.2
Michael J.S. Thomson	Vice President	Section 6.2
Breige Tinnelly	Vice President	Section 6.3 AC1JN
Paul D. Wilden	Vice President	Section 6.2
Daniel Wynne	Vice President	Section 6.3 AC1JN

Rashna Ahmed	Assistant Vice President	Section 6.2
Paul A. Bashford	Assistant Vice President	Section 6.3 AC1JN
Haig Bezian	Assistant Vice President	Section 6.3 AC2JN
Kenneth Cheong	Assistant Vice President	Section 6.3 AC1JN
Joseph M. Costantino	Assistant Vice President	Section 6.3 AC2JN
Graeme Cumming	Assistant Vice President	Section 6.3 B1 C2 E F 11
Helena Durr	Assistant Vice President	Section 6.3 AC1JN
Esther Fong	Assistant Vice President	Section 6.3 AC1JN
Charlotte Fricker	Assistant Vice President	Section 6.3 AC1JN
Hernan Lopez	Assistant Vice President	Section 6.3 AC3JN
Peter Malcolm	Assistant Vice President	Section 6.3 AC1JN
Catherine Murray	Assistant Vice President	Section 6.3 AC3JN
Dario J. Parente	Assistant Vice President	Section 6.3 AC1JN
Luis Perez	Assistant Vice President	Section 6.3 AC3JN
Patricia Phillips-Coward	Assistant Vice President	Section 6.3 AC3JN
Timothy Porter	Assistant Vice President	Section 6.3 AC1JN
Emma Wilkes	Assistant Vice President	Section 6.3 AC1JN
Yvonne Yap	Assistant Vice President	Section 6.3 AC1JN

Ijeoma Achara	Assistant Treasurer	Section 6.3 AC1JN
Lena Aminova	Assistant Treasurer	Section 6.3 AC3JN
Clare Brazier	Assistant Treasurer	Section 6.3 AC1JN
Christopher Curti	Assistant Treasurer	Section 6.3 AC1JN
Henry J. Dobbin	Assistant Treasurer	Section 6.3 AC4N
Daniel T. Giles	Assistant Treasurer	Section 6.3 C2 E F 11 12
David Rocco	Assistant Treasurer	Section 6.3 AC3JN
Lici Zhu	Assistant Treasurer	Section 6.3 AC3JN

MUNICIPAL

NAME	TITLE	SIGNING AUTHORITY
Thomas E. Pajusi	Vice President	Section 6.3 AC1
Pasquale Santivasci	Vice President	Section 6.2

Richard H. Babb	Vice President	Section 6.3 AC1J
Cynthia J. Chaney	Vice President	Section 6.3 AC3JN
Maria Elsen	Vice President	Section 6.3 AC2J
Gerard F. Facendola	Vice President	Section 6.3 AC1JN
Lisa A. Geary	Vice President	Section 6.3 AC3J
Christopher J. Grell	Vice President	Section 6.3 AC2J
Andrea Harris	Vice President	Section 6.3 AC2J
Michael C. Hieb	Vice President	Section 6.3 AC2J
Sharon H. Jaffe-Goser	Vice President	Section 6.3 AC2J
Barbara Kaczmar	Vice President	Section 6.3 AC2JN
Kalliopo E. Kateris	Vice President	Section 6.3 AC2JN
William G. Keenan	Vice President	Section 6.3 AC2JN
Glenn J. Kunak	Vice President	Section 6.3 AC3J
Joseph M. Lawlor	Vice President	Section 6.3 AC3J
Deirdre M. Lewis	Vice President	Section 6.3 AC3J
Joseph Mate	Vice President	Section 6.3 AC2J
David J. O’Brien	Vice President	Section 6.3 AC2J
Robert Peschier	Vice President	Section 6.3 AC2J
Thomas J. Provenzano	Vice President	Section 6.3 AC1JN
Susan Pszonek	Vice President	Section 6.3 AC2J
Kenneth Ring	Vice President	Section 6.3 AC2J
Richard Rolandelli	Vice President	Section 6.3 AC2J
Michael Sabatino	Vice President	Section 6.3 AC1J
Debra A. Schwalb	Vice President	Section 6.3 AC1JN
Thomas W. Simons	Vice President	Section 6.3 AC1J
Deborah Todak	Vice President	Section 6.3 AC2J
Steven V. Vaccarello	Vice President	Section 6.3 AC2J
Thomas Vlahakis	Vice President	Section 6.3 AC2J
H. William Weber	Vice President	Section 6.3 AC2J
Craig S. Wenzler	Vice President	Section 6.3 AC2J
Michael C. White	Vice President	Section 6.3 AC2J

Naresh Bhangoo	Assistant Vice President	Section 6.3 AC3J
Alex T. Chang	Assistant Vice President	Section 6.3 AC3J
Mark DiGiacomo	Assistant Vice President	Section 6.3 AC3J
Paolo Ippolito	Assistant Vice President	Section 6.3 AC3J
Joann LaBarbera	Assistant Vice President	Section 6.3 AC3J
Marie LaDolcetta	Assistant Vice President	Section 6.3 AC3J
Miriam Moraca	Assistant Vice President	Section 6.3 AC3J
Christopher W. Palermo	Assistant Vice President	Section 6.3 AC3J
Mary Ann Reilly	Assistant Vice President	Section 6.3 AC3J
Michael L. Shelton	Assistant Vice President	Section 6.3 AC3J
Edward Souter	Assistant Vice President	Section 6.3 AC3J

MUNICIPAL

NAME	TITLE	SIGNING AUTHORITY
Linda Corbo	Assistant Treasurer	Section 6.3 AC3JN
Deborah Dumis	Assistant Treasurer	Section 6.3 AC3JN
Rosemary Melendez	Assistant Treasurer	Section 6.3 AC3J
Marcelly Segro	Assistant Treasurer	Section 6.3 AC3JN

/s/ Karen B. Peetz
Karen B. Peetz
Senior Executive Vice President

/s/ Brian G. Rogan
Brian G. Rogan
Senior Executive Vice President

SIGNING AUTHORITIES

Extracts from By-Laws

of

THE BANK OF NEW YORK

ARTICLE VI

As amended through May 13, 2003

SECTION 6.1 Real Property

Real property owned by the Bank in its own right shall not be deeded, conveyed, mortgaged, assigned or transferred except when duly authorized by a resolution of the Board. The Board may from time-to-time authorize officers to deed, convey, mortgage, assign or transfer real property owned by the Bank in its own right with such maximum values as the Board may fix in its authorizing resolution.

SECTION 6.2 Senior Signing Powers

Subject to the exception provided in Section 6.1, the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President and any Executive Vice President is authorized to accept, endorse, execute or sign any document, instrument or paper in the name of, or on behalf of, the Bank in all transactions arising out of, or in connection with, the normal course of the Bank’s business or in any fiduciary, representative or agency capacity and, when required, to affix the seal of the Bank thereto. In such instances as in the judgment of the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time-to-time any other officer to have the powers set forth in this section applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any officer of the Bank authorized in or pursuant to Section 6.3 to have any of the powers set forth therein, other than the officer signing pursuant to this Section 6.2, is authorized to attest to the seal of the Bank on any documents requiring such seal.

SECTION 6.3 Limited Signing Powers

Subject to the exception provided in Section 6.1, in such instances as in the judgment of the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President, or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time-to-time any other officer, employee or individual to have the limited signing powers or limited power to affix the seal of the Bank to specified classes of documents set forth in a resolution of the Board applicable only to the performance or discharge of the duties of such officer, employee or individual within his or her division or function.

SECTION 6.4 Powers of Attorney

All powers of attorney on behalf of the Bank shall be executed by any officer of the Bank jointly with the Chairman of the Board, the President, any Vice Chairman, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President or any Managing Director, provided that the execution by such Senior Vice President or Managing Director of said Power of Attorney shall be applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any such power of attorney may, however, be executed by any officer or officers or person or persons who may be specifically authorized to execute the same by the Board of Directors and, at foreign branches only, by any two officers provided one of such officers is the Branch Manager.

SECTION 6.5 Auditor

The Auditor or any officer designated by the Auditor is authorized to certify in the name of, or on behalf of the Bank, in its own right or in a fiduciary or representative capacity, as to the accuracy and completeness of any account, schedule of assets, or other document, instrument or paper requiring such certification.

SIGNING AUTHORITY RESOLUTION

Pursuant to Section 6.3 of the By-laws

RESOLVED, that, pursuant to Section 6.3 of the By-laws of The Bank of New York, authority be, and hereby is, granted to the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President, or any Executive Vice President, in such instances as in the judgment of any one of said officers may be proper and desirable, to authorize in writing from time-to-time any other officer, employee or individual to have the limited signing authority set forth in any one or more of the following paragraphs applicable only to the performance or discharge of the duties of such officer, employee or individual within his or her division or function:

(A) All signing authority set forth in paragraphs (B) through (I) below except Level C which must be specifically designated.

(Bl) Individuals authorized to accept, endorse, execute or sign any bill receivable; certification; contract, document or other instrument evidencing, embodying a commitment with respect to, or reflecting the terms or conditions of, a loan or an extension of credit by the Bank; note; and document, instrument or paper of any type, including stock and bond powers, required for purchasing, selling, transferring, exchanging or otherwise disposing of or dealing in foreign currency, derivatives or any form of securities, including options and futures thereon; in each case in transactions arising out of, or in connection with, the normal course of the Bank’s business.

(B2) Individuals authorized to endorse, execute or sign any certification; disclosure notice required by law; document, instrument or paper of any type required for judicial, regulatory or administrative proceedings or filings; and legal opinions.

(Cl) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in excess of $100,000,000 with single authorization for all transactions.

(C2) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check: draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in excess of $100,000,000*.

(C3) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $100,000,000.

(C4) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $10,000,000.

(C5) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $5,000,000.

(C6) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $1,000,000.

(C7) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $250,000.

(C8) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $50,000.

(C9) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $5,000.

Dual authorization is required by any combination of senior officer and/or Sector Head approved designee for non-exempt transactions. Single authorization required for exempt transactions.

(D1) Authority to accept, endorse, execute or sign any contract obligating the Bank for the payment of money or the provision of services in an amount up to $1,000,000.

(D2) Authority to accept, endorse, execute or sign any contract obligating the Bank for the payment of money or the provision of services in an amount up to $250,000.

(D3) Authority to accept, endorse, execute or sign any contract obligating the Bank for the payment of money or the provision of services in an amount up to $50,000.

(D4) Authority to accept, endorse, execute or sign any contract obligating the Bank for the payment of money or the provision of services in an amount up to $5,000.

(E) Authority to accept, endorse, execute or sign any guarantee of signature to assignments of stocks, bonds or other instruments; certification required for transfers and deliveries of stocks, bonds or other instruments; and document, instrument or paper of any type required in connection with any Individual Retirement Acccount or Keogh Plan or similar plan.

(F) Authority to accept, endorse, execute or sign any certificate of authentication as bond, unit investment trust or debenture trustee and on behalf of the Bank as registrar and transfer agent.

(G) Authority to accept, endorse, execute or sign any bankers acceptance; letter of credit; and bill of lading.

(H) Authority to accept, endorse, execute or sign any document, instrument or paper of any type required in connection with the ownership, management or transfer of real or personal property held by the Bank in trust or in connection with any transaction with respect to which the Bank is acting in any fiduciary, representative or agency capacity, including the acceptance of such fiduciary, representative or agency account.

(I1) Authority to effect the external movement of free delivery of securities and internal transfers resulting in changes of beneficial ownership.

(I2) Authority to effect the movement of securities versus payment at market or contract value.

(J) Authority to either sign on behalf of the Bank or to affix the seal of the Bank to any of the following classes of documents: Trust Indentures, Escrow Agreements, Pooling and Servicing Agreements, Collateral Agency Agreements, Custody Agreements, Trustee’s Deeds, Executor’s Deeds, Personal Representative’s Deeds, Other Real Estate Deeds for property not owned by the Bank in its own right, Corporate Resolutions, Mortgage Satisfactions, Mortgage Assignments, Trust Agreements, Loan Agreements, Trust and Estate Accountings, Probate Petitions, responsive pleadings in litigated matters and Petitions in Probate Court with respect to Accountings, Contracts for providing customers with Bank products or services.

(N) Individuals authorized to accept, endorse, execute or sign internal transactions only, (i.e., general ledger tickets); does not include the authority to authorize external money movements, internal money movements or internal free deliveries that result in changes of beneficial ownership.

RESOLVED, that any signing authority granted pursuant to this resolution may be rescinded by the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President, or any Executive Vice President and such signing authority shall terminate without the necessity of any further action when the person having such authority leaves the employ of the Company.

Corpre: RevArticle6

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business September 30, 2006, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,478,000
Interest-bearing balances	15,693,000
Securities:
Held-to-maturity securities	1,856,000
Available-for-sale securities	17,740,000
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	N/A
Securities purchased under agreements to resell	N/A
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	N/A
LESS: Allowance for loan and lease losses	407,000
Loans and leases, net of unearned income and allowance	N/A
Trading assets	3,011,000
Premises and fixed assets (including capitalized leases)	896,000
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	308,000
Not applicable
Intangible assets:
Goodwill	2,188,000
Other intangible assets	N/A
Other assets	7,975,000

Total assets	91,155,000

LIABILITIES
Deposits:
In domestic offices	34,430,000
Noninterest-bearing	16,230,000
Interest-bearing	18,200,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	34,321,000
Noninterest-bearing	399,000
Interest-bearing	33,922,000
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	N/A
Securities sold under agreements to repurchase	N/A
Trading liabilities	2,224,000
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	N/A
Not applicable
Not applicable
Subordinated notes and debentures	1,955,000
Other liabilities	6,374,000

Total liabilities	82,119,000

Minority interest in consolidated subsidiaries	151,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	2,115,000
Retained earnings	5,696,000
Accumulated other comprehensive income	N/A
Other equity capital components	N/A
Total equity capital	8,885,000

Total liabilities, minority interest, and equity capital	91,155,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,
Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Catherine A. Rein	]	Directors